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                                                                 Exhibit 11.1
                         DECKERS OUTDOOR CORPORATION
                              AND SUBSIDIARIES

               Statement of Computation of Earnings per Share
                                 (Unaudited)


                                                     THREE-MONTH PERIOD ENDED
                                                              MARCH 31,
                                                       1996              1995

Net earnings                                   $    1,479,000         4,713,000

Less: earnings attributed to holders of
      stock options in a subsidiary of the
      Company (assuming exercise)                       -----            24,000
                                                   ----------        ----------
Net earnings available to common
  stockholders                                 $    1,479,000         4,689,000
                                                   ----------        ----------
                                                   ----------        ----------
Weighted average common stock outstanding           9,242,000         9,569,000

Common stock equivalents - stock options               62,000            75,000
                                                   ----------        ----------
                                                    9,304,000         9,644,000
                                                   ----------        ----------
                                                   ----------        ----------
Net earnings per share                         $         0.16              0.49
                                                   ----------        ----------
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